REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Shareholders and Board of Directors

Cornerstone Total Return Fund, Inc.

New York, New York



We have audited the accompanying statement of assets and liabilities of Cornerstone Total Return Fund, Inc., including the schedule of investments, as of December 31, 2003, and the related statement of operations for the year then ended, the statement of changes in net assets and the financial highlights for each of the two
years in the period then ended.   These financial statements
and financial highlights are the responsibility of the Fund's
management.   Our responsibility is to express an opinion on
these financial statements and financial highlights based on
our audits.   The financial highlights for each of the
three years in the period then ended December 31, 2001 have been audited by other auditors, whose report dated
February 8, 2002 expressed an unqualified opinion on such financial highlights.


We conducted our audits in accordance with auditing standards
generally accepted in the United States of America.   Those
standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
Our procedures included confirmation of securities owned as of
December 31, 2003 by correspondence with the custodian.   An
audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Cornerstone Total Return Fund, Inc. as of December 31, 2003, the results of its operations for the year then ended, the changes in its net assets, and the financial highlights for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.






TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
February 13, 2004